NON-COMPETE AGREEMENT

THIS NON-COMPETE AGREEMENT ("Agreement") dated as of August 2, 2007 among Ever-Glory International Group, Inc. (the “Company” or “Employer”), a Florida corporation, and Mr. Yihua Kang ("Employee").

WITNESSETH:

WHEREAS, the Employee is employed by the Employer; and

WHEREAS, in connection with such employment, Employee may be given access to, generate, or otherwise come into contact with certain proprietary and/or confidential information of Employer or clients of Employer; and

WHEREAS, Employee and Employer desire to prevent the dissemination, unauthorized disclosure or misuse of such information;

NOW, THEREFORE, the parties hereto mutually agree as follows:

1. Covenant Not to Solicit:

The Employee shall not directly or indirectly induce or attempt to induce any of the employees of Employer to leave the employ of Employer, or solicit the business of any client or customer of Employer or any consultant to Employer.

2. Covenant Not to Compete:

The Employee shall not, except as a passive investor in less than five percent (5%) of the equity securities of a publicly held company, engage in, or own or control an interest in, or act as principal, director or officer of, or consultant to, any firm or corporation (i) engaged in a venture or business substantially similar to that of the Employer or (ii) which is in direct or indirect competition with the Employer within the United States of America, its territories and possessions and the People’s Republic of China its territories and possessions. The parties acknowledge that Escela V Fashion Co., Ltd. is not deemed in competition with the Employer.

3. Proprietary Information:

(a) For purposes of this Agreement, "Proprietary Information" shall mean any information relating to the business of Employer that has not previously been publicly released by duly authorized representatives of Employer and shall include (but shall not be limited to) information encompassed in all proposals, marketing and sales plans, financial information, costs, pricing information, computer programs (including source code, object code, algorithms and models), customer information, customer lists, and all methods, concepts, know-how or ideas in or reasonably related to the business of Employer as well as confidential information belonging to Employer's customers or clients. The Employee agrees to regard and preserve as confidential all Proprietary Information whether Employee has such Proprietary Information in Employee's memory or in writing or other physical form.

(b)  The Employee will not, without written authority from Employer to do so, directly or indirectly, use any Proprietary Information for Employee's benefit or purposes, nor disclose any Proprietary Information to others, either during the term of Employee's employment by Employer or thereafter, except as required by the conditions of Employee's employment by Employer. The Employee agrees not to remove from the premises of Employer, except as an employee of Employer in pursuit of the business of Employer, or except as specifically permitted in writing by Employer, any document or object containing or reflecting any Proprietary Information. The Employee recognizes that all such documents and objects, whether developed by Employee or by someone else, are the sole and exclusive property of Employer.

(c) All Proprietary Information and all of the Employee's interest in trade secrets, trademarks, computer programs, customer information, customer lists, employee lists, products, procedure, copyrights and developments created or developed by Employee during the term of this agreement as a result of, or in connection with, Employee's employment by Employer, shall be the sole and exclusive property of Employer and shall be deemed work made for hire for purposes of the United States copyright laws. Without further compensation, but at Employer's expense, forthwith upon request of the Employer, Employee shall execute any and all such assignments and other documents and take any and all such other action as Employer may reasonably request in order to vest in Employer all of Employee's right, title and interest in all of the aforesaid items, free and clear of any and all liens, claims and encumbrances of any kind or nature whatsoever.

4. Saving Provision:

The Employee expressly agrees that the covenants set forth in this Agreement are being given to Employer in connection with the employment of the Employee by Employer and that such covenants are intended to protect Employer against the competition by the Employee, within the terms stated, to the fullest extent deemed reasonable and permitted in law and equity. In the event that the foregoing limitations upon the conduct of the Employee are beyond those permitted by law, such limitations, both as to time and geographical area, shall be, and be deemed to be, reduced in scope and effect to the maximum extent permitted by law.

5. Injunctive Relief:

The Employee acknowledges that disclosure of any Confidential Information or breach of any of the non-competitive covenants or agreements contained herein will give rise to irreparable injury to Employer or clients of Employer, inadequately compensable in damages. Accordingly, Employer or, where appropriate a client of Employer, may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies which may be available. The Employee further acknowledges and agrees that in the event of the termination of employment with the Employer the Employee's experience and capabilities are such that the Employee can obtain employment in business activities which are of a different or non-competing nature with his or her activities as an employee of Employer; and that the enforcement of a remedy hereunder by way of injunction shall not prevent the Employee from earning a reasonable livelihood. The Employee further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content, and that the Employee will, promptly upon the request of Employer at any time, cause any subsequent employer to execute and deliver to Employer a confidentiality and non-disclosure agreement in substantially the form of Section 2 hereof and otherwise satisfactory to Employer.

6. Enforceability:

The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Employee against Employer whether predicated on this Agreement or otherwise.

7. Term:

This Agreement shall commence on the date hereof and shall terminate upon the sooner of: (a) four years from the date of this Agreement; or (b) three years from the date of the Employee’s termination of the Employee's employment by the Employer for any reason.

8. Governing Law:

The Agreement shall be construed in accordance with the laws of the State of New York and is enforceable in the state and Federal courts sitting in the county and state of New York and any court having personal jurisdiction of the Employee. The Employee agrees to submit to the jurisdiction of such courts and will not raise any defenses regarding personal jurisdiction, venue and/or forum non-conviens.

9. General:

This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement may be modified only by an instrument in writing signed by both parties hereto and in accordance with Paragraph 10 herein. Any notice and service of process, to be given under this Agreement shall be sufficient if it is in writing and is sent by certified or registered mail to Employee at his residence address as the same appears on the books and records of Employer or to Employer at its principal office, attention of the President, or otherwise as directed by Employer, from time to time. Non-compliance with any one paragraph of this agreement shall not have an effect on the validity of any other part of this Agreement. The provisions of this Agreement relating to confidentiality or non-competition shall survive the termination of employment, however caused.

10. Note Holders:

The Employer and Employee acknowledge and agree that this Agreement is being entered into for the benefit of the Employer and the benefit certain holders of convertible notes issued by the Employer on or about July 26, 2007 identified on Schedule A, hereto (the “Note Holders”). The Employer and Employee agree that except as provided in Section 7 of this Agreement, this Agreement may not be terminated or any provision here in waived without the consent of the Note Holders and that the Note Holders are authorized to enforce the terms herein by any reasonable means including initiating litigation.

IN WITNESS WHEREOF, the undersigned have set their hands.

Ever-Glory International Group, Inc.	Employee

______________________________ By: Guo Yan Its: Chief Financial Officer	______________________________ Yi Hua Kang Chief Executive Officer

Schedule A

Noteholder	Note Principle
Chestnut Ridge Partners L.P.	$1,300,000
Alpha Capital Anstalt	$250,000
Whalehaven Capital Fund Limited	$250,000
Ronald C. Pasternak	$100,000
Jonathan Blaustein	$50,000
Ellie Katz	$50,000